Exhibit 99.1

A. H. Belo Corporation Announces First Quarter 2021 Financial Results

DALLAS –  A. H. Belo Corporation (NYSE: AHC) today reported a  first quarter 2021 net loss of $2.8 million, or $(0.13) per share, and an operating loss of $3.7 million.  In the first quarter of 2020,  the Company reported a net loss of  $1.6 million, or $(0.08) per share, and an operating loss of $4.8 million. The 2020 net loss included a federal tax refund of $2.3 million permitted under the CARES Act.

For the first quarter of 2021, on a non-GAAP basis, A. H. Belo reported an operating loss adjusted for certain items (“adjusted operating loss”) of $2.4 million, an improvement of $0.4 million or 14.4 percent when compared to an adjusted operating loss of $2.8 million reported in the first quarter of 2020.

Robert W. Decherd, chairman, president and Chief Executive Officer, said, “We are encouraged that operating conditions have settled to some extent during the first part of 2021. However, it is obviously important to remain focused on revenue generation across all platforms while shaping the Company’s expense structure to reflect the smaller enterprise A. H. Belo has become. On April 15 we announced a voluntary severance offer (“VSO”) for eligible employees in select departments, which is an important step in this process. The VSO should help accelerate the realignment of administrative, back office and production activities, and result in meaningful ongoing savings.

“The Dallas Morning News continues to provide superior, unduplicated local and regional news, information and commentary. The impact is seen in The News’ growth in digital memberships and the relative stability of its print member base. The Board’s commitment to investing in this growth is the best pathway to becoming a sustainably profitable digital newspaper enterprise.”

A. H. Belo Corporation Announces First Quarter 2021 Financial Results

April 26, 2021

First Quarter Results

Total revenue was $36.8 million in the first quarter of 2021,  a decrease of $3.5 million or 8.7 percent when compared to the first quarter of 2020.

Revenue from advertising and marketing services, including print and digital revenues, was $16.8 million in the  first quarter of 2021,  a decrease of $2.6 million or 13.2 percent when compared to the $19.3 million reported for the first quarter of 2020. The decline is primarily due to a  $1.6 million reduction in print advertising revenue, which has been significantly impacted by the COVID-19 pandemic.

Circulation revenue was $16.0 million, a decrease of $0.4 million or 2.4 percent when compared to the first quarter of 2020. Home delivery revenue decreased 4.3 percent and single copy revenue decreased 27.1 percent, primarily due to the significantly reduced number of locations selling newspapers as a result of the pandemic, partially offset by an increase of $0.6 million or 46.5 percent in digital-only subscription revenue.

Printing, distribution and other revenue decreased $0.6 million, or 12.6 percent, to $4.0 million,  primarily due to reductions in commercial printing and distribution revenue.

Total consolidated operating expense in the first quarter of 2021, on a GAAP basis, was $40.5 million, an improvement of $4.6 million or 10.2 percent compared to the first quarter of 2020.  The improvement is primarily due to expense decreases of $1.1 million in employee compensation and benefits, $0.9 million in newsprint, ink and other supplies, $0.9 million in outside services, $0.7 million in depreciation, $0.4 million in distribution, and $0.3 million in travel and entertainment.

A. H. Belo Corporation Announces First Quarter 2021 Financial Results

April 26, 2021

In the first quarter of 2021, on a non-GAAP basis, adjusted operating expense was $45.3 million, an increase of $0.8 million or 1.7 percent when compared to $44.6 million of adjusted operating expense in the first quarter of 2020. The increase is primarily due to an increase of $4.7 million in contra expense, partially offset by expense decreases in employee compensation and benefits, newsprint, distribution, and reductions from continued management of discretionary spending.

As of March 31,  2021,  the Company had 713 employees, a decrease of 75 or 9.5 percent when compared to the prior year period. Cash and cash equivalents were $38.1 million and the Company had no debt.

A. H. Belo Corporation Announces First Quarter 2021 Financial Results

April 26, 2021

Non-GAAP Financial Measures

Reconciliations of operating loss to adjusted operating loss, total net operating revenue to adjusted operating revenue, and total operating costs and expense to adjusted operating expense are included in the exhibits to this release.

A. H. Belo Corporation Announces First Quarter 2021 Financial Results

April 26, 2021

Financial Results Conference Call

A. H. Belo Corporation will conduct a conference call on Tuesday, April 27, 2021, at 9:00 a.m. CDT to discuss financial results. The conference call will be available via webcast by accessing the Company’s website at www.ahbelo.com/invest.  An archive of the webcast will be available at www.ahbelo.com in the Investor Relations section.

To access the listen-only conference call, dial 1-877-226-8189 and enter the following access code when prompted: 5840199.  A replay line will be available at 1-866-207-1041 from 12:00 p.m. CDT on April 27, 2021 until 11:59 p.m. CDT on May 3, 2021.  The access code for the replay is 8305657.

A. H. Belo Corporation Announces First Quarter 2021 Financial Results

April 26, 2021

About A. H. Belo Corporation

A. H. Belo Corporation is the leading local news and information publishing company in Texas. The Company has a growing presence in emerging media and digital marketing, and maintains capabilities related to commercial printing, distribution and direct mail. A. H. Belo delivers news and information in innovative ways to a broad range of audiences with diverse interests and lifestyles. For additional information, visit www.ahbelo.com or email invest@ahbelo.com.

Statements in this communication concerning A. H. Belo Corporation’s business outlook or future economic performance, revenues, expenses, and other financial and non-financial items that are not historical facts, including statements of the Company’s expectations relating to its plans to regain NYSE compliance, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include changes in advertising demand and other economic conditions; consumers’ tastes; newsprint prices; program costs; labor relations; cybersecurity incidents; technological obsolescence; and the current and future impacts of the COVID-19 public health crisis. Among other risks, there can be no guarantee that the board of directors will approve a quarterly dividend in future quarters; as well as other risks described in the Company’s Annual Report on Form 10-K and in the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which are as of the date of this filing, are not updated to reflect events or circumstances after the date of the statement.

A. H. Belo Corporation and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended March 31,
In thousands, except share and per share amounts (unaudited)	2021	2020
Net Operating Revenue:
Advertising and marketing services	$16,769	$19,327
Circulation	16,022	16,414
Printing, distribution and other	4,024	4,602
Total net operating revenue	36,815	40,343
Operating Costs and Expense:
Employee compensation and benefits	17,947	19,016
Other production, distribution and operating costs	19,090	20,992
Newsprint, ink and other supplies	2,341	3,271
Depreciation	1,074	1,765
Amortization	64	64
Gain on sale/disposal of assets, net	(1)	(5)
Total operating costs and expense	40,515	45,103
Operating loss	(3,700)	(4,760)
Other income, net	1,254	1,352
Loss Before Income Taxes	(2,446)	(3,408)
Income tax provision (benefit)	319	(1,787)
Net Loss	$(2,765)	$(1,621)

Per Share Basis
Net loss
Basic and diluted	$(0.13)	$(0.08)
Number of common shares used in the per share calculation:
Basic and diluted	21,410,423	21,410,423

A. H. Belo Corporation and Subsidiaries

Consolidated Balance Sheets

	March 31,	December 31,
In thousands (unaudited)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$38,132	$42,015
Accounts receivable, net	15,503	16,562
Notes receivable	22,775	22,775
Other current assets	8,678	6,754
Total current assets	85,088	88,106
Property, plant and equipment, net	10,932	11,959
Operating lease right-of-use assets	19,764	20,406
Intangible assets, net	—	64
Deferred income taxes, net	91	76
Other assets	2,213	2,604
Total assets	$118,088	$123,215
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,381	$7,759
Accrued compensation and other current liabilities	10,524	10,829
Contract liabilities	13,760	12,896
Total current liabilities	31,665	31,484
Long-term pension liabilities	17,119	18,520
Long-term operating lease liabilities	21,216	21,890
Other liabilities	4,941	4,913
Total liabilities	74,941	76,807
Total shareholders' equity	43,147	46,408
Total liabilities and shareholders’ equity	$118,088	$123,215

A. H. Belo Corporation - Non-GAAP Financial Measures

Reconciliation of Operating Loss to Adjusted Operating Loss

	Three Months Ended March 31,
In thousands (unaudited)	2021	2020
Total net operating revenue	$36,815	$40,343
Total operating costs and expense	40,515	45,103
Operating Loss	$(3,700)	$(4,760)

Total net operating revenue	$36,815	$40,343
Addback:
Advertising contra revenue	6,078	1,454
Circulation contra revenue	95	38
Adjusted Operating Revenue	$42,988	$41,835

Total operating costs and expense	$40,515	$45,103
Addback:
Advertising contra expense	6,078	1,454
Circulation contra expense	95	38
Less:
Depreciation	1,074	1,765
Amortization	64	64
Severance expense	208	186
Gain on sale/disposal of assets, net	(1)	(5)
Adjusted Operating Expense	$45,343	$44,585

Adjusted operating revenue	$42,988	$41,835
Adjusted operating expense	45,343	44,585
Adjusted Operating Loss	$(2,355)	$(2,750)

The Company calculates adjusted operating income (loss) by adjusting operating income (loss) to exclude depreciation, amortization, severance expense, (gain) loss on sale/disposal of assets, and asset impairments (“adjusted operating income (loss)”). The Company believes that inclusion of certain noncash expenses and other items in the results makes for more difficult comparisons between years and with peer group companies.

The Company adopted the new revenue guidance (Topic 606)  using the modified retrospective approach as of January 1, 2018. While the Company adjusts operating revenue and expense for non-GAAP presentation, these adjustments have no effect on adjusted operating income (loss).

Adjusted operating income (loss) is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management uses adjusted operating income (loss) and similar measures in internal analyses as supplemental measures of the Company’s financial performance, and for performance comparisons versus its peer group of companies. Management uses this non-GAAP financial measure for the purposes of evaluating consolidated Company performance. The Company therefore believes that the non-GAAP measure presented provides useful information to investors by allowing them to view the Company’s business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its business. Adjusted operating income (loss) should not be considered in isolation or as a substitute for net income (loss), cash flows provided by (used for) operating activities or other comparable measures prepared in accordance with GAAP. Additionally, this non-GAAP measure may not be comparable to similarly-titled measures of other companies.